                                                                    EXHIBIT 10.7

                                  DEED OF LEASE

                                     BETWEEN



                                    WJG, LLC

                                  As Landlord,

                                       AND



                            ACCESS NATIONAL MORTGAGE

                                    As Tenant





                            Dated: September 7, 2001



             For Premises Located at 8233 Old Courthouse Road, Vienna, Virginia


             Draft prepared September 7, 2001

                                TABLE OF CONTENTS

                      [page references need to be updated]


        ARTICLE 1
        BASIC LEASE PROVISIONS                                               1
        1.1      Premises                                                    1
        1.2      Building                                                    1
        1.3      Term                                                        1
        1.4      Commencement Date                                           1
        1.5      Expiration Date                                             1
        1.6      Basic Rent                                                  1
        1.7      Security Deposit                                            1
        1.8      Expense Stop                                                1
        1.9      Tenant's Proportionate Share of Operating Expenses          1
        1.10     Parking Space Allocation                                    1
        1.11     Permitted Use                                               1
        1.12     Tenant's Trade Name                                         2
        1.13     Broker(s)                                                   2
        1.14     Landlord's Address                                          2
        1.15     Tenant's Address                                            2

        ARTICLE 2
        DEFINITIONS                                                          2
        2.1      Additional Rent                                             2
        2.2      Agents                                                      2
        2.3      Alterations                                                 2
        2.4      Calendar Year                                               2
        2.5      Common Area                                                 2
        2.6      Event of Default                                            2
        2.7      Herein, hereafter, hereunder and hereof                     2
        2.8      Interest Rate                                               2
        2.9      Land                                                        2
        2.10     Lease Year                                                  2
        2.11     Mortgage                                                    3
        2.12     Mortgagee                                                   3
        2.13     Operating Expenses                                          3
        2.14     Parking Facilities                                          3
        2.15     Real Estate Taxes                                           3
        2.16     Rent                                                        3
        2.17     Rules and Regulations                                       3
        2.18     Substantial Completion                                      3
        2.19     Substantial Part                                            3
        2.20     Project                                                     3
        2.21     Legal Requirements                                          3

        ARTICLE 3
        PREMISES                                                            3
        3.1      Lease of Premises                                          3
        3.2      Landlord's Reservations                                    4


        ARTICLE 4
        LANDLORD'S CASH CONCESSION                                          4

        ARTICLE 5
        RENT                                                                4
        5.1      Basic Rent                                                 4
        5.2      Payment of Basic Rent                                      4
        5.3      Additional Rent                                            5

        ARTICLE 6
        SECURITY DEPOSIT                                                    5
        6.1      General                                                    5
        6.2      Security in the form of Cash                               5

        ARTICLE 7
        OPERATING EXPENSES                                                  5
        7.1      Tenant's Proportionate Share of Operating Expenses         5
        7.2      Operating Expenses Defined                                 6
        7.3      Exclusions from Operating Expenses                         7
        7.4      Estimated Payments                                         8
        7.5      Actual Operating Expenses                                  8
        7.6      Tenant's Right to Audit                                    8
        7.7      Controlled Operating Expenses                              9

        ARTICLE 8
        TAXES                                                               9

        ARTICLE 9
        PARKING                                                             9
        9.1      Parking Spaces                                             9
        9.2      Changes to Parking Facilities                              9

        ARTICLE 10
        USE                                                                10
        10.1                                                               10
        10.2     Payment of Taxes                                          10

        ARTICLE 11
        ASSIGNMENT AND SUBLETTING                                          10
        11.1     Consent                                                   10

        11.2     [Deleted.]                                                   11

        ARTICLE 12
        MAINTENANCE                                                           11
        12.1     Landlord's Obligation                                        11
        12.2     Tenant's Obligation                                          11
        12.3     Compliance with Legal Requirements                           11
        12.4     Landlord's Right to Maintain Repair                          12

        ARTICLE 13
        ALTERATIONS                                                           12
        13.1     Landlord's Obligations                                       12
        13.2     Alterations                                                  12
        13.3     Removal of Alterations                                       13
        13.4     Landlord Alterations                                         13

        ARTICLE 14
        SIGNS                                                                 13

        ARTICLE 15
        TENANT'S EQUIPMENT AND PROPERTY                                       14
        15.1     Moving Tenant's Property                                     14
        15.2     Installing and Operating Tenant's Equipment                  14

        ARTICLE 16
        RIGHT OF ENTRY                                                        14

        ARTICLE 17
        INSURANCE                                                             14
        17.1     Insurance Rating                                             14
        17.2     Liability Insurance                                          14
        17.3     Insurance for Personal Property                              15
        17.4     Contractual Liability Insurance                              15
        17.5     Requirements of Insurance Coverage                           15
        17.6     Prohibition Against Concurrent Insurance                     15
        17.7     Waiver of Subrogation                                        15
        17.8     Security                                                     16

        ARTICLE 18
        LANDLORD SERVICES AND UTILITIES                                       16
        18.1     Ordinary Services to the Premises                            16
        18.2     After-Hours Services to the Premises                         16
        18.3     Landlord's Right to Meter Tenant's Electrical Usage          17

        ARTICLE 19
        LIABILITY OF LANDLORD                                                 17

        19.1     No Liability                                                 17
        19.2     Indemnity                                                    17
        19.3     No Personal Liability; Sale                                  17

        ARTICLE 20
        RULES AND REGULATIONS                                                 18

        ARTICLE 21
        DAMAGE; CONDEMNATION                                                  18
        21.1     Damage to the Premises                                       18
        21.2     Landlord Released from Liability                             18
        21.3     Condemnation                                                 19

        ARTICLE 22
        DEFAULT                                                               19
        22.1     Events of Default                                            19
        22.2     Landlord's Remedies                                          19
        22.3     Rights Upon Possession                                       20
        22.4     No Waiver                                                    20
        22.5     Right of Landlord to Cure Tenant's Default                   20
        22.6     Late Payment; Interest                                       21
        22.7     Landlord Default                                             21

        ARTICLE 23
        MORTGAGES                                                             21
        23.1     Subordination; Nondisturbance                                21
        23.2     Mortgagee Protection                                         22
        23.3     Modification Due to Financing                                22

        ARTICLE 24
        SURRENDER; HOLDING OVER                                               22
        24.1     Surrender of the Premises                                    22
        24.2     Holding Over                                                 22

        ARTICLE 25
        QUIET ENJOYMENT                                                       23

        ARTICLE 26
        TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS                      23
        26.1     Definition                                                   23
        26.2     General Prohibition                                          23
        26.3     Notice                                                       23
        26.4     Survival                                                     24

        ARTICLE 27
        MISCELLANEOUS                                                         24

        27.1     No Representations by Landlord                               24
        27.2     No Partnership                                               24
        27.3     Brokers                                                      24
        27.4     Estoppel Certificates                                        24
        27.5     Waiver of Injury Trial                                       25
        27.6     Notices                                                      25
        27.7     Invalidity of Particular Provisions                          25
        27.8     Gender and Number                                            25
        27.9     Benefit and Burden                                           25
        27.10    Entire Agreement                                             25
        27.11    Authority                                                    25
        27.12    Attorney's Fees                                              26
        27.13    Interpretation                                               26
        27.14    Time of the Essence                                          26
        27.15    Force Majeure                                                26
        27.16    Headings                                                     26
        27.17    Memorandum of Lease                                          26
        27.18    Landlord Decisions                                           27
        27.19    Landlord's Compensation for Tenant Delays                    27
        27.20    Effectiveness                                                27

                                LIST OF EXHIBITS


        Exhibit A-1                         Plan Showing Premises
        Exhibit A-2                         Plat Showing Land And Building
        Exhibit B                           [deleted]
        Exhibit C                           Rules and Regulations
        Exhibit D                           Estoppel Certificate
        Exhibit E                           Extension Options



        Guaranty Agreement

                                  DEED OF LEASE


        THIS DEED OF LEASE (this "Lease") is made as of the 7th day of September, 2001 (the "Lease Date"), by WJG, LLC, a Virginia limited liability company ("Landlord") and ACCESS NATIONAL MORTGAGE CORPORATION, a Virginia corporation, or permitted assigns ("Tenant").

        Landlord and Tenant, intending legally to be bound, hereby covenant and agree as set forth below:

                                    ARTICLE 1
                             BASIC LEASE PROVISIONS

        The following terms, when used herein, shall have the meanings set forth below:

        1.1 Premises. The entire third (3rd) floor, consisting of approximately 9,417 rentable square feet located in the Building, as outlined on the floor plan attached hereto as Exhibit A-1 and made a part hereof, and such non-exclusive rights as are described expressly in this Lease.

        1.2 Building.The building containing approximately 28,648 rentable square feet shown on Exhibit A-2 attached hereto and made a part hereof, and all alterations, additions, improvements, restorations or replacements now or hereafter made thereto, with an address of 8233 Old Courthouse Road, Vienna, Virginia 22182.

        1.3 Term. Five (5) years, subject to Exhibit E, attached hereto and made a part hereof.

        1.4 Commencement Date. December 1, 2001 or such earlier date as the tennent is able to commence operating its business in the premises.

        1.5 Expiration Date. The date which is Five (5) years after the Commencement Date, unless the Commencement Date is extended as provided in this Lease.

        1.6 Basic Rent. During the first Lease Year (defined below) the Tenant shall pay Basic Rent in the total of $116,591.00 in monthly installments as follows:

            $1,382.58 per month for he first six (6) months, beginning the Commencement Date; and $18,049.25 per month (based on 23.00 per each rentable square foot) for the remaining six (6) months of the first Lease Year.

            Beginning on the first day of the second Lease Year, the Basic Rent shall be increased annually for each Lease Year by three percent (3%) over the previous Lease Year's Basic Rental rate.

        1.8 Expense Stop. Operating Expenses (defined below) for the calendar year 2001; subject, however, to Article 7.2.

        1.9 Tenant's Proportionate Share of Operating Expenses. 32.9% of the Operating Expenses allocable to the Building and Land (rentable square feet of Premises divided by rentable square feet of Building.

       1.10 Parking Space Allocation. See Article 9.

       1.11 Permitted Use. General office use for banking, mortgage company operations and other financial services, together with other general office use, including without limitation use by professionals such as accountants and attorneys, and all office uses incidental thereto, or other general office use as further defined by but also subject to zoning and other applicable laws. "Permitted Use" shall not include any use, regardless of its being permitted by applicable zoning, that in Landlord's sole but reasonable discretion or observation entails, or may be expected to entail, use of or demand for any one or more building services or facilities substantially in excess of the demands anticipate by Landlord for the Tenant name herein (such as, for purposes of illustration only, a "call center" use). Also see Article 10.

       1.12 Tenant's Trade Name. Access National Mortgage.

       1.13 Broker. Landlord's: Jefferson Commercial Real Estate.

       1.14 Landlord's Address. c/o Jefferson Commercial Real Estate, Agents for Landlord, 8230 Boone Boulevard, Suite 300, Vienna Virginia 22182, Attention: Michael Rebibo, President.

       1.15 Tenant's Address. Prior to Commencement Date: 8401 Old Courthouse Rd. Vienna, Virginia 22182, Attention: Michael Rebibo, President; following Commencement Date: 8233 Old Courthouse Road, Suite 300, Vienna Virginia 22182, Attention: Michael Rebibo, President.

                                    ARTICLE 2
                                   DEFINITIONS

            The following terms, when used herein, shall have the meaning set forth below.

        2.1 Additional Rent. As defined in Section 5.3.

        2.2 Agents. Officers, partners, directors, shareholders, members, managers, employees, agents, licensees, customers, contractors and invitees.

        2.3 Alternatives. Alterations, decorations, additions or improvements of any kind or nature to the Premises or the Building, whether structural or non-structural, interior, exterior, or otherwise.

        2.4 Building Standard. The quality of materials, finishes and workmanship normally found in the Building or, if none, are found, in the buildings of similar quality.

        2.5 Calendar Year. A period of twelve (12) months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease Termination.

        2.6 Common Area. All areas, improvements, facilities and equipment from time to time designated by Landlord for the common use or benefit of more than one tenant of the Building and their Agents, including, without limitation, entrances and exits, landscaped areas, exterior lighting, loading areas, pedestrian walkways, sidewalks, atriums, courtyards, concourses, stairs, ramps, washrooms, maintenance and utility rooms and closets, exterior utilities lines, hallways, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas and Parking Facilities. Any such areas or features that are internal to the Premises demised hereby shall not be considered to be Common Areas.

        2.7 Event of Default. As defined in Article 22.

        2.8 Herein, hereafter, hereunder and hereof. Under this Lease, including, without limitation, all Exhibits, Riders, and addenda.

        2.9 Interest Rate. The highest per annum interest rate listed as the base rate on corporate loans at large U.S. money center commercial banks, as published from time to time under "Money Rates" in the Wall Street Journal, plus three percent (3%), but in no event greater than the maximum rate permitted by law. In the event the Wall Street Journal ceases to publish such rates, Landlord shall choose at Landlord's sole discretion a similar publication which publishes such rates.

       2.10 Land. The piece or parcel of land described in Exhibit A-2 and all rights, easements and appurtenances thereunto belonging or pertaining, or such portion thereof as shall be allocated by Landlord to the Building.

       2.11 Lease Year. Each consecutive twelve (12) month period elapsing after (I) the Commencement Date if the Commencement Date occurs on the first day of a month, or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur one the first day of a month.

       2.12 Mortgage. Any mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land.

       2.13 Mortgagee. The holder of any note or obligation secured by a Mortgage, including, without limitation, lessors under ground leases, sale-leasebacks and lease-leasebacks.

       2.14 Operating Expenses. As defined in Section 7.2.

       2.15 Parking Facilities. All parking areas now or hereafter made available by Landlord for use by tenants, including, without limitation, open-air parking, parking decks and parking areas under or within the Building, whether reserved, exclusive, non-exclusive or otherwise.

       2.16 Real Estate Taxes. As defined in Article 8.

       2.17 Rent. Basic Rent and additional Rent.

       2.18 Rules and Regulations. The rules and regulations set forth in Exhibit C attached hereto and made a part hereof, as the same may be amended or supplemented by Landlord from time to time.

       2.19 Substantial Part. More than fifty percent (50%) of the rentable square feet of the Premises or the Building, as the case may be.

       2.20 Project. The Building, Land (including without limitation all Parking Facilities), and all structures located on the Land.

       2.21 Legal Requirements. All laws, statues, ordinances, orders, rules, regulations and requirements, including without limitation all mandatory energy conservation requirements and Americans with Disabilities Act requirements applicable to the Building, of all federal, state and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, whether now or hereafter in force, which are or may hereafter become applicable to the Land, the Building, or any part thereof, as applicable; all applicable local, state and federal laws and regulations relating to the use on, storage in, and the removal from, the Land and/or the Building of hazardous or toxic material, petrochemical products or asbestos or products containing asbestos; notices from a Mortgagee of the Building as to the manner of use or occupancy or the maintenance, repair or condition of the Premises, the Land and/or the Building; and all covenants, conditions and restrictions of record affecting the use or occupancy of the Building.


                                    ARTICLE 3
                                    PREMISES

        3.1 Lease of Premises. In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. As an appurtenance to the Premises, Tenant shall have the non-exclusive right, together with other tenants of the Building, their Agents and the Landlord, to use the Common Area. Landlord shall retain absolute dominion and control over the Common Area and shall operate and maintain the Common Area in such manner as Landlord, in its sole reasonable discretion, shall determine; provided, however, that such exclusive right shall not operate to prohibit or materially disrupt Tenant from its use of the Premises for the Permitted Use. Landlord expressly reserves the right permanently to change, modify or eliminate, or temporarily to close, any portion of the Common Area, Provided that such does not unreasonably interfere with Tenant's use of the Premises and does not diminish or unreasonably alter the size or configuration of the Premises. The Premises are leased subject to, and Tenant agrees not to violate, all present and future covenants, conditions and restriction record which affect the Land and the Building. Landlord shall have provided Tenants with copy of existing recorded covenants, conditions and restrictions, of which Landlord has actual Knowledge, prior to the execution of this Lease.

        3.2 Landlord's Reservations. In addition to the other rights of Landlord under this Lease, Landlord reserves the right (I) to change the street address and/or name of the Building, (ii) to install, erect, use, maintain and repair mains, pipes, cables, wiring, conduits and other such facilities to serve the Building's tenants in and through the Premises, (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or the Land, (iv) to establish a condominium regime for the Building, Land and/or the Common Area and to include the Premise therein, (v) to control the use of the roof and exterior walls of the Building for any reasonable purpose, and (vi) to use Tenant's name in promotional materials relating to the Building, provided that such use only discloses that Tenant's leases part of the Premises and does not disclose any terms of this Lease. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises.


                                    ARTICLE 4
                             TERM/EXTENSION OPTIONS

        4.1 Initial Term. The initial Term of this Lease shall be as stated in
            Section 1.3

        4.2 Access to Complete Alterations. Landlord agrees that Tenant shall be provided adequate and reasonable access to the Premises, prior to the Commencement Date, to construct and install the Alterations necessary for Tenant to commence the beneficial use of the Lease subject to the terms and conditions of this Lease. See, in particular, Section 13.2, below. Such access shall be provided as necessary to permit Tenant to complete any Landlord-approved plans and specifications for such Alterations. Thereafter, upon the Landlord's approval of the approval of the Alterations, Tenant shall use its commercial best efforts to complete the construction and installation of the Alterations in time for it to begin use of the Premises by the Commencement Date, subject to the terms and provisions of this Lease regarding the construction of Alterations. The occupancy of the Premises during the period of construction of the approved Alterations at the Premises shall not be deemed to constitute the conduct of Tenant's business, and no rent shall be charged during such period of construction prior to the Commencement Date. In the event the Landlord does not provide Tenant with reasonable access to the Premises to construct the approved Alterations, then the Commencement Date shall be postponed as reasonably necessary to permit Tenant to complete substantially the said Alterations. In such case the Expiration Date shall be correspondingly extended.

        4.2 Extension Options. See Exhibit E.



                                    ARTICLE 5
                                      RENT

        5.1 Basic Rent. Tenant shall pay to Landlord the Basic Rent as specified in Section 1.6.

        5.2 Payment of Basic Rent. Basic Rent for each Lease Year shall be payable in equal monthly installments, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Term; provided, however, that the installment of the Basic Rent payable for the first full calendar month of the Term shall be due and payable upon the full execution and delivery of this Lease, provided further, however, that if the Commencement Date occurs on a date other than on the first day of a calendar month, Basic Rent payable for the first full month of the Term shall be reduced by the prorated portion of the first month's Rent constituting days that preceded the Commencement Date, and the last payment of Basic Rent required under this Lease, as and if extended, likewise shall be adjusted proportionally to ensure payment of Basic Rent, based on the Amount then payable, through the Expiration Date. Tenant shall pay the Basic Rent and all Additional Rent, by good check or in lawful currency of the United States of America, to Landlord at Landlord's Address or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. If Tenant makes any payment to Landlord by check, such payment shall be by check of Tenant and Landlord shall not be required to accept the check of any other person (except for Access National Bank), and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to make the payment in question when required under this Lease. All bank service charges resulting from any bad checks shall be borne by Tenant, together with an administrative fee of $150. Any payment made by Tenant to Landlord on account of Basic Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Basic Rent or Additional Rent then past due before credited to Basic Rent currently due.

        5.3 Additional Rent. All sums payable by Tenant under the Lease, other than Basic Rent, shall be deemed "Additional Rent," and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Basic Rent.

        6.1 General. Simultaneously with the execution of this Lease, Tenant shall deposit in the Security Deposit with Landlord, which shall be held by Landlord as security for the performance of Tenant's obligations and covenants under the Lease. If in cash, Landlord shall deposit the same into a money market or other interest bearing account, with interest becoming part of the Security Deposit. It is expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of an Event of Default;

            and that it shall not be maintained separately from the general funds of Landlord or otherwise be an identifiable fund but rather shall exist solely as an obligation of Landlord to Tenant as provided in, and subject to the terms and conditions of, this Lease.

        6.2 Security in the Form of Cash. If an Event of Default shall occur or if Tenant fails to surrender the Premises in the condition required by this Lease, Landlord shall have the right (but not the obligation), and without prejudice to any other remedy which Landlord may have on account thereof, to draw down, if a letter of credit, and any event to apply all or any portion of the Security Deposit to cure such default or to remedy the condition of the Premises. If Landlord so applies the Security Deposit or any portion thereof before the Expiration Date or earlier termination of this Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary in cash to restore the Security Deposit to an amount equal to one (1) month's Basic Rent at the Basic Rent rate payable at the time of such restoration. If Landlord shall sell or transfer its interest in the Building, Landlord shall have the right to transfer the Security Deposit to such purchaser or transferee, in which event, provided Landlord provides Tenant with reasonable written evidence that the Security Deposit has been delivered to the purchaser or transferee, Tenant shall look solely to the new landlord for the return of the Security Deposit, and Landlord thereupon shall be released from all liability to Tenant for the return of the Security Deposit. Although the Security Deposit is and shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned to Tenant after the expiration or earlier termination of this Lease, provided that all of Tenant's obligations under this Lease have been fulfilled. Landlord shall conduct a "Post Move-Out Inspection" of the Premises within thirty (30) days after the expiration or termination of this Lease and shall return all or the applicable portion of the Security Deposit within sixty (60) days after such Inspection, together with an explanation of any non-return, which itemizes any deductions from the Security Deposit. The Security Deposit shall not be mortgaged, pledged, assigned or encumbered in any manner whatsoever by Tenant.


                                    ARTICLE 7
                               OPERATING EXPENSES

        7.1 Tenant's Proportionate Share of Operating Expenses. Beginning with the payment of Basic Rent due on the first day of the second Lease Year, Tenant shall pay to Landlord throughout the Term, as Additional Rent, Tenant's Proportionate Share of the amount by which the Operating Expenses during each Calendar Year of the Lease Term exceeds the Expense Stop. Landlord shall estimate and Tenant shall pay the amounts due as provide in Section 7.4. In the event that the Commencement Date or the Expiration Date are other than the first day of a Calendar Year then Tenant's Proportionate Share of the Operating Expenses for the first Calendar Year in which such payments are required shall be calculated nonetheless based upon the Expense Stop, subject only to reasonable adjustment as set forth in
            Section 7.2.

        7.2 Operating Expenses Defined. As used herein, the term "Operating Expenses" shall mean all expenses and costs of every kind and nature which Landlord reasonably incurs because of or in connection with the ownership, maintenance, management and operation of the Building (which expressly includes the Land, the Building and the Common
            Area). If the Building is less than ninety-five percent (95%) occupied in the calendar year 2001, then the Expense Stop shall be reasonably and equitably adjusted upwards to reflect an occupancy level for the Building of ninety-five percent (95%) for such year. If for any Calendar Year the Building is less than ninety-five percent (95%) occupied, Operating Expenses shall include all additional costs and expenses of operation, management and maintenance of the Building which Landlord reasonably and equitably determines that it would have paid or incurred during any Calendar Year if the Building had been ninety-five percent (95%) occupied. If, during all or any part of a Calendar Year, any part of the Building is leased to a tenant (hereinafter referred to as a "Special Tenant") which, in accordance with the terms of its lease, provides its own cleaning and janitorial services, has separately metered electrical service or is not otherwise required to pay Operating Expenses Increases on the basis of operating expenses for the Building which include substantially the same components as the Operating Expenses (as defined in Section 7.2), the Operating Expenses for such Calendar Year shall be increased by the additional costs for cleaning and janitorial service, electricity and the other expenses, as reasonably estimated by Landlord, that would have been incurred by Landlord (based on normal use and occupancy of an ordinary business without special cooling, electrical or other operational requirements) if Landlord had furnished and paid for cleaning and janitorial services for the space occupied by the Special Tenant, the space occupied by the Special Tenant was not separately metered for electricity or Landlord had furnished and paid for any other service which the Special Tenant did not receive and which was not included in operating expenses as defined in the Special Tenant's lease. Operating Expenses shall include, without limitation, all costs, expenses and disbursements that are incurred or made commercially reasonably and in connection with the following:

                (i) Wages and salaries of all employees, including without limitation an onsite management agent and staff, whether employed by Landlord or the Building's management company, engaged in the operation and maintenance or security or the Building and all costs related to or associated with such employee or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences);

               (ii) All supplies and materials, including janitorial and
                    lighting supplies, used directly in the operation and maintenance of the Land and Building;

              (iii) All utilities, including without limitation, electricity, telephone (including, without limitation, all costs and expenses of telephone service for the sprinkler alarm system, if any), communications, cable, water, sewer, power, gas, heating, lighting and air conditioning for the Land and Building, except to the extent such utilities are charged directly to or paid directly by, a tenant of the Building (but any tenant paying surcharges or direct payments due to approved excess use shall not be precluded from paying for its "basic" or average use);

               (iv) All insurance purchased by Landlord or the Building's management company relating to the Land and Building and any equipment or other property contained therein or located thereon including, without limitation, casualty, liability, rental loss, sprinkler and water damage insurance;



                (v) All repairs to the Land and Building (excluding repairs paid for by the proceeds of insurance or by Tenant or other third parties other than as apart of the Operating Expenses), including interior, exterior, structural or non-structural, and regardless of whether foreseen or unforeseen;

               (vi) All maintenance of the Land and Building, including,
                    without limitation, painting, ice and snow removal, landscaping including the purchase and installation of additional landscaping not included in the original landscaping plan and replacement or substitute landscaping, groundskeeping and the patching, painting and resurfacing of driveways and parking lots;

              (vii) A management fee, not to exceed five percent (5%) payable to Landlord or the company or companies, whether or not related to Landlord, managing the Building including but not limited to a separate fee for the Parking Facilities, if any;

             (viii) All maintenance, operation and service agreements for the
                    Land And Building, and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the sprinkler system in the Building, if any (excluding those paid for by Tenant or any third parties other than as a part Operating Expenses);

               (ix) Accounting and legal fees incurred in connection with the operation and maintenance of the Building or related thereto;

                (x) Any additional services not provided to the Building at the
                    Commencement Date but thereafter provided by Landlord as Landlord in its reasonable discretion shall deem necessary or desirable in connection with the management or operation of the Land and Building;

                    thereof;

               (xi) Any and all computer rentals reasonably required for energy management or security monitoring systems, if any;

              (xii) Any capital improvements made to the Building, whether during the period used to calculate the Expense Stop or after the Commencement Date (other than those made for the additional of rentable square footage to the Building or for the sole benefit of a Building tenant pursuant to its lease), the cost of which shall be amortized over such reasonable period as Landlord shall determine (such periods shall be not less than as the minimum period(s) permitted by the Internal Revenue Code, as amended), together with interest on the unamortized balance of such cost at the Interest Rate or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing said capital improvements;

             (xiii) All Real Estate Taxes which are defined in Article 8 below; all business license fees, personal property taxes and other taxes or license fees which are part of the Land and Building operations; and

              (xiv) Other reasonable expenses and costs of operating and maintaining the Land and Building.

        7.3 Exclusions from Operating Expenses. Operating Expenses shall not include the following:

                (i) Legal fees, space planners' fees, real estate brokers'
                    leasing commissions and advertising expenses incurred solely in connection with the leasing of space in the Building;

               (ii) Costs and expenses of alterations or improvements of the
                    Premises or the leasehold premises of other individual tenants;

              (iii) Costs of correcting defects in the Building or the
                    materials used in the construction of the Building or the equipment or appurtenances thereto to the extent covered by warranties and recovered by Landlord;

               (iv) Depreciation, interest and principal payments on mortgages and other debts costs, if any, other than amortization of and the interest factor attributable and permitted capital improvements;

                (v) Costs and expenses associated with the ownership interest in the Landlord and the operation of the business of the person or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent the actions of Tenant or any other tenant may be in issue), cost of selling or financing any of Landlord's interest in the Building and outside fees paid in connection with disputes with other tenants; and

               (vi) Costs and expenses directly resulting from the gross
                    negligence or willful misconduct of Landlord or its Agents, to the extent proven by Tenant.

        7.4 Estimated Payments. Landlord shall submit to Tenant, before the beginning of each Calendar Year or as soon thereafter as possible, a reasonably itemized statement of Landlord's estimate of the Operating Expenses payable by the Tenant during such Calendar Year. In addition to the Basic Rent, Tenant shall pay to Landlord on or before the first day of each month the property prorated share of estimated operating expenses payable by Tenant for such Calendar Year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this Section for any Calendar Year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. If the Landlord determines that, because of unexpected increases in Operating Expenses or other reasons, Landlord's estimate of the Operating Expenses was too low, then Landlord shall have the right at any time and from time to time to give a new statement of the estimated Operating Expenses due from Tenant for such Calendar Year or the balance thereof and to bill Tenant for any deficiency which may have accrued during such Calendar Year, and Tenant within thirty (30) days after notice from Landlord shall pay such deficiency to Landlord and thereafter Tenant shall pay monthly estimated payments based on such new statement, provided that such an adjustment shall not occur not more often than once per year.

        7.5 Actual Operating Expenses. Within one hundred twenty (120) days after the end of each Calendar Year, or as soon as possible thereafter, Landlord shall submit a statement to Tenant showing the actual Operating Expenses for such Calendar Year and Tenant's Proportionate Share of the amount by which such Operating Expenses exceed the Expense Stop. If for any Calendar Year Tenant's estimated monthly payments exceed Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such Calendar Year exceed the Expense Stop, then Landlord shall give Tenant credit in the amount of the overpayment toward Tenant's next monthly payments of estimated Operating Expenses. If for any Calendar Year Tenant's estimated monthly payments are less than Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such Calendar Year exceed the Expense Stop, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after notice from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or under payment of Operating Expenses shall survive the expiration or termination of this Lease,

        7.6 Tenant's Right to Audit. In the event Tenant shall dispute the amount set forth in Landlord's statement of actual Operating Expenses of the Building, Tenant shall have the right, not later than sixty (60) days following receipt of such statement, to cause Landlord's books and records with respect to the preceding Calendar Year to be audited by an independent certified public accountant mutually acceptable to Landlord and Tenant. Such audit shall occur upon not less than ten (10) business days' written notice to Landlord, at Landlord's place of business or the actual location of the Landlord's books and records if different from Landlord's place of business, during Landlord's normal business hours. The amount payable under this Section by Landlord to Tenant or by Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. If such audit discloses an overstatement by Landlord of the Operating Expenses for the Land and Building of more than ten percent (10%), the cost of such audit shall be borne by Landlord and shall not be considered as an Operating Expense for purposes of this Lease; otherwise, the cost of such audit shall be borne by Tenant. Notwithstanding the foregoing, in no event shall Landlord's cost for such audit exceed One Thousand Dollars ($1,000.00). If Tenant shall not request an audit in accordance with the provisions of this Section within (60) days of receipt of Landlord's statement of actual Operating Expenses, such statement shall be conclusively biding upon Landlord and Tenant.


                                    ARTICLE 8
                                      TAXES

            "Real Estate Taxes" shall mean all taxes and assessments, including but limiting to, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed by any governmental authority upon the Building and the Land and upon the fixtures, machinery, equipment or systems in, upon or used in connection with any of the foregoing, and the rental, revenue or receipts derived therefrom, under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such systems. Real Estate Taxes also shall include special assessments, which are in the nature of or in substitute for real estate taxes, including, without limitation, road improvement assessments, special use are assessments and school district assessments. Real Estate Taxes shall exclude ordinary income taxes of Landlord. If at any time the method of taxation prevailing at the date of Lease shall be altered so that in lieu of, as a substitute for or in addition to the whole or any part of the taxes now levied or assessed, there shall be levied or assessed a tax of whatever nature, then the same shall be included as Real Estate Taxes hereunder. Further, for the purposes of this Article, Real Estate Taxes shall include the reasonable expenses (including, without limitation, attorneys' fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Real Estate Taxes, regardless of the outcome of such challenge. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Real Estate Taxes. If as a result of any such challenge, a tax refund is made to Landlord, then the amount of each refund less the expenses of the challenge shall be deducted from Real Estate Taxes due in the Lease Year such refund is received.


                                    ARTICLE 9
                                     PARKING

        9.1 Parking Spaces. During the Term, Tenant shall have the right to park at no cost in that number of spaces equaling 3.6 parking spaces per 1,000 rentable square feet (or such lower number of spaces per foot as may hereafter be the minimum required by applicable law). In addition, Tenant shall be allocated five (5) reserved parking spaces, I a location to be selected by Landlord with the approval of Tenant, which approval shall not unreasonably be withheld, and subject however to relocation from time to time, as reasonably determined by Landlord. Tenant shall be solely responsible for enforcing its rights to such reversed parking spaces. Landlord shall permit Tenant to use additional spaces allocable to portions of the Building which are unoccupied from time to time.

        9.2 Changes to Parking Facilities. Landlord shall have the right, from time to time, without consent, to change, alter, add to, temporarily close or otherwise affect the Parking Facilities in such manner as Landlord, in its reasonable discretion, deems appropriate, including, without limitation, the right to designate reserved spaces available only for use by one or more tenants (however, in such event, those parking spaces shall still be deemed Common Area for the purpose of the definition of Operating Expenses).


                                   ARTICLE 10
                                       USE

       10.1 Tenant shall occupy the Premises solely for the Permitted Use and under Tenant's Trade Name and/or under the name(s) of any assignee(s) or subleases(s) that are permitted under the terms of this Lease. The Premises shall not be used for any other purpose without the prior written consent of Landlord. Tenant shall comply, at Tenant's expense, with (I) all present and future laws, ordinances, regulations and orders of the United States of America, the Commonwealth of Virginia and any other public or quasi-public federal, state, or local authority having jurisdiction over the Premises, and (ii) any reasonable request of Mortgagee or any insurance company providing coverage with respect to the Premises. Tenant shall not use or

            Occupy the Premises in any manner that is unlawful or dangerous or that shall constitute material waste, unreasonable annoyance or nuisance to Landlord or the other tenants of the Building.

       10.2 Payment of Taxes. Throughout the Term, Tenant covenants and agrees to pay ten (10) days before delinquency any and all taxes, assessments and public charge levied, assessed or imposed upon Tenant's business conducted in the Leased Premises, upon the leasehold estate or upon Tenant's personal property.


                                   ARTICLE 11
                            ASSIGNMENT AND SUBLETTING

            Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) the Premises, or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. The parties acknowledge that Tenant is negotiating a sublease of approximately 1,000 square feet with a certified public accountant which sublease would begin after the Commencement Date. Landlord agrees to approve such sublease, provided that the Tenant provides a written copy of such sublease to Landlord at least fifteen (15) days prior to the commencement date thereof and such sublease (I) provides for rent comparable to the rental rate of the Basis Rent, and (ii) the sublease does not contain any provisions which are contrary to the terms and conditions of this Lease. For purposes of the foregoing prohibition, a transfer at any one time or from time to time of twenty percent (20%) or more of an interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person(s) or entity (ties) having an interest in ownership or control of Tenant at the Lease Date or thereafter shall be deemed to be an assignment of this Lease. In the event of an assignment or subletting, the initial Tenant (and, as applicable, any subsequent tenant) shall remain liable under this Lease and the initial Tenant shall pay to Landlord fifty percent (50%) of the amount of rent or other sums directly or indirectly received by Tenant from any subtenant or assignee which exceeds (a) actual reasonable costs incurred by Tenant for subtenant/assignee improvements and real estate brokerage commissions, each as amortized over the Term of the Lease, plus (b) the Rent due hereunder. Any assignment, encumbrance, or sublease without Landlord's written consent, unless otherwise expressly permitted under this Section 11.1, shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default hereunder. Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant or any Guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting. Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided, however, that until the occurrence of an Event of Default, Tenant shall have the license to continuing collecting such rent and other sums. In addition to the foregoing limitations on assignment and/or subletting, upon any written request by Tenant for approval or consent of an assignment, sublease or other use by a third party of more than fifty percent (50%) of the Premises (an informal or general oral request shall not trigger this provision), Landlord shall have the right, but not the obligation, to terminate the Lease, as to all or a portion of the Premises concerning which such request was made, which right shall be exercised, if at all, within ten (10) business days after Landlord's receipt of such request; if the right is not so exercised, then Landlord shall maintain such right as to any and all future such requests for more than fifty percent (50%) of the Premises.


                                   ARTICLE 12
                             MAINTENANCE AND REPAIR

       12.1 Landlord's Obligation. As long as no Event of Default has occurred and is continuing, Landlord shall keep and maintain in good repair and working order the structural and non-structural parts of the Building (including the roof), the Common Area and the major systems of the Building (including but not necessarily limited to heating, ventilation, air conditioning, electrical and plumbing) within and serving the Premises and the Building (excluding Tenant's leasehold improvements in the Premises) that are required for the normal maintenance and operation of the Premises, the Building and the Land. The cost of such maintenance and repairs to the Building, the Land and said equipment shall be included in the Operating Expenses and paid by Tenant as provided in Article 7 herein. Tenant shall immediately give Landlord written notice of any defect or need for repairs. After such notice, Landlord shall have a reasonable opportunity to repair or cure such defect; however, Landlord shall diligently proceed with the correction of such defects as soon as reasonably possible after receipt of such notice. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be strictly limited to the cost of such repairs or maintenance or the curing of such defect; and shall not include responsibility or liability for or relating to any consequential, incidental or special injuries or damages that Tenants may incur. Notwithstanding the foregoing, in the event of such defects interfere with or prevent Tenant's use of the Premises, and Landlord neglects to correct such defects for a period exceeding thirty (30) days after notice thereof, Tenant shall have the right, after first giving the Landlord five (5) days prior written notice, to take such actions against the next month's Basic Rent. In addition to the foregoing, Landlord shall, at Landlord's cost an expense, take reasonably appropriate and timely action to maintain the Building (but not at any Alternations or other leasehold improvements installed by Tenant within the Premises) and Common Area in compliance with such Legal Requirements as are imposed by order of any governmental or quasi-governmental agency or authority with respect to any Common Areas for which Landlord is responsible as stated in this sentence, including, without limitation, the removal of Hazardous Materials and the costs of retrofitting or refurbishing areas to comply with such Legal Requirements that relate to handicapped access or use pursuant to the Americans with Disabilities Act. Without limiting anything else contained in this section, Landlord agrees to make (I) such corrections to the third floor bathrooms as are necessary to bring them into compliance with the Americans with Disabilities Act, and (ii) repairs and adjustments to the elevators located in the Premises so that the elevators are in good working order on the Commencement Date.

       12.2 Tenant's Obligation. Tenant shall at is own expense, maintain all of Tenant's leasehold improvements in the Premises and other real and personal property within the Premises in good condition, promptly making all necessary repairs and replacements. Tenant shall repair at its own expense, any and all damage caused by Tenant or Tenant's Agents, contractors or subcontractors to the Building, the Common Area, the Land or the Premises, including equipment within and serving the Building, ordinary wear and tear expected (but not during any periods of construction by or on account of Tenant). Not withstanding the foregoing, the Tenant shall bear the cost of, but shall not itself perform without Landlord's prior consent, any such repairs which would affect the Building's structure or mechanical or electrical systems or which would be visible from the exterior of the Building or from any interior Common Area of the Building. Where Landlord performs such repairs, Tenant shall promptly pay to Landlord upon the demand date until paid. Without the prior written consent of the Landlord, which shall not unreasonably be withheld, Tenant shall not have access to the roof of the Building for any purpose whatsoever. In addition to the foregoing, Tenant shall, at Tenant's cost and expense, take reasonably appropriate and timely action to maintain the entire third floor, as well as any portion of the Premises or otherwise defined premises rented by Tenant hereafter, in compliance with such Legal Requirements as are imposed by order of any governmental or quasi-governmental agency or authority with respect to any such areas for which Tenant is responsible as stated in this sentence, including, without limitation, the removal of Hazardous Materials and the costs of retrofitting or refurbishing areas to comply with such Legal Requirements that relate to handicapped access or use pursuant to the Americans with Disabilities Act.

       12.3 Compliance with Legal Requirements. Tenant, at its own expense, shall ensure that its Alterations made before the Commencement Date comply with Legal Requirements, and agrees to make any Alterations required after the Commencement Date to comply with Legal Requirements to the Premises and to the Building, provided, however, that its obligations with respect to the Building shall be limited to the extent the obligation to comply with such Legal Requirements arises from or is legally required for Tenant's use or manner of use of the Premises. Tenant shall not use or occupy the Premises, or permit the Premises, the Building, the Parking Facility of the Land to be used or occupied, in violation of any Legal Requirements. If, the Premises are being used for a purpose which is in violation of any Legal Requirements, Tenant shall, upon five (5) days' notice from Landlord, immediately discontinue such use if the Premises. If thereafter the governmental authority asserting such violation threatens, commences or continues proceedings against Landlord for Tenant's failure to discontinue such use, in addition to any and all rights, privileges and remedies given to Landlord under this Lease for default therein, Landlord shall have the right to terminate this Lease forthwith. Tenant shall indemnify and hold harmless Landlord from and against any and all liability for such violation or violations, including without limitation attorney's fees, costs of experts and court costs.

       12.4 Landlord's Right to Maintain Repair. If, within five (5) days following the notice to Tenant, Tenant fails to commence to repair or replace any damage to the Premises, Land or Building which is Tenant's obligation to perform, and/or fails diligently to pursue timely completion of such repair and replacement, Landlord may, at its option, cause all required maintenance, repairs or replacements to be made. Tenant shall promptly pay Landlord all costs incurred in connection therewith plus interest thereon at the Interest Rate from the due date until paid.

                                   ARTICLE 13
                                   ALTERATIONS

       13.1 Landlord Obligations. Landlord shall perform such renovations to the Common Area of the Building as are necessary to cause the third floor bathrooms to comply with the requirements of the Americans with Disabilities Act, and shall repair the elevators, all as provided above in this Lease. Landlord has no obligation to perform any demolition work or to make any other improvements to the Building or the Premises or to deliver or install any materials in, to or at the Premises. Other the Premises being broom clean, they shall be delivered to the Tenant "as is".

       13.2 Alterations. Tenant shall not make or permit any Alterations without prior written consent of Landlord, which shall not unreasonably be withheld or delayed. In the event Landlord fails to respond in writing within fifteen (15) business days after Tenant submits its plans for any Alterations, then such plans shall be deemed to have been approved by Landlord. Landlord may impose any reasonable conditions to its consent, including, without limitation,
            (i) delivery to Landlord of written and unconditional waivers of mechanic's and material men's liens as to the Premises, the Building and the Land for all work, labor, and services to be performed and materials to be furnished, signed by all contractors, subcontractors, material men and laborers participating in the Alterations, (ii) prior reasonable approval of the plans and specifications and Tenant's contractor(s) with respect to the Alterations, (iii) supervision of the Alterations by Landlord's representative at Tenant's expense and (iv) delivery to Landlord of payment and performance bonds naming Landlord and Mortgagee as obliges. The Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of all Legal Requirements, shall be performed in accordance with the terms and provisions of this Lease in a good and workmanlike manner befitting a comparable first class office building and shall not adversely affect the value, utility or character of the Premises. If the Alterations are not performed as herein required, Landlord shall have the right, to halt any further Alterations, and/or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations. Subject to
            Section 13.3 herein, a;; Alterations and fixtures, whether temporary or permanent in character, made in or upon Premises either by Tenant or Landlord, will immediately become Landlord's property and, at the end of the term will remain on the Premises without compensation to the Tenant. Notwithstanding the foregoing, if any mechanics or material men's lien is filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to or for the benefit of Tenant, or the filing of any bond required by law to affect a discharge. If Tenant shall fail to discharge any such lien, Landlord may (but shall not be obligated to) discharge the same, the cost of which, together with attorney's fees and court costs incurred by Landlord, shall be paid by Tenant within ten (10) days of demand by Landlord. Such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Neither Landlord's consent to the Alterations nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord's interest in the Premises, the Building or the Land to any mechanic's or material men's lien which may be filed in respect of the Alterations.

       13.3 Removal of Alterations. All or any part of the Alterations (including, without limitation, wall-to-wall carpet and wiring), whether made with or without the consent of Landlord, shall, at the election of the Landlord, to be made at such time as Landlord determines in its sole discretion, either be removed by Tenant at its expense before, or if the election is made following a termination of the Lease, immediately following, the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property off Landlord without disturbance, molestation or injury. If Landlord requires the removal of all or part of the Alterations, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove Alterations that it is required to remove pursuant to Landlord's election, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to designate such items as it requests permission to remove at the expiration of the Lease, which items Landlord shall approve or disapprove for such removal by Tenant in conjunction with an approval of the plan. All decisions required or permitted to be made by Landlord in this Section 13.3 shall be made in the Landlord's reasonable discretion (which discretion may take into account such matters as the complexity, difficulty or damage to the Building resulting from removal, among other matters deemed pertinent by Landlord). Notwithstanding anything contained herein to the contrary, Landlord shall not require the removal by Tenant of any separate parts of Alterations which constitute Building Standard items unless such items are installed in other Alterations which themselves the Landlord has reasonably decided shall be removed.

       13.4 Landlord Alterations. Landlord shall have no obligation the make any Alterations in or to the Premises, the Building, the Common Area or the Land, except as specifically provided in this Lease. Landlord hereby reserves the right, from time to time, to make Alterations to the Building or the land, change the Building dimensions, erect additional stories thereon and attach other buildings and structures thereto, and to erect such scaffolding and other aids to construction as Landlord deemed appropriate, and no such Alterations, changes, construction or erection shall constitute an eviction, constructive or otherwise, or permit Tenant any abatement of Rent or claim, provided that such Alterations, unless required by a Legal Requirement related to Tenant's use of the Premises, shall not unreasonably alter the configuration of the Premises.

                                   ARTICLE 14
                                      SIGNS

       14.1 General Prohibition. No sign, advertisement or notice shall be inscribed, painted, affixed, placed, or otherwise displayed by Tenant on any part of the Land or the outside of the inside (including, without limitation, the windows) of the Building or the Premises, except as provided in this Article 14. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay any all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate, upon demand. Landlord shall have the right to prohibit any sign, advertisement, notice or statement to the public by Tenant, which, in Landlord's sole opinion, tends to impair the reputation of the Building as a Class A building.

       14.2 Indoor Signs. Inside the Building, Landlord shall provide one building standard office lobby directory sign for use for the identification and suite number of all Tenants. Tenant and the location of the Premises shall be identified thereon, at Landlord's expense. Landlord also shall provide on (1) building standard suite entry sign, at Landlord's expense.

       14.3 Exterior Signage. Landlord shall at Tenant's sole expense, place a tenant identification sign on the Building monument sign (together with, at Landlord's sole election, other tenants in the Building) in accordance with all applicable covenants, restrictions, laws and governmental regulations. The cost of construction, maintenance, and repair of any exterior signage that is used by more than one Building Tenant shall be an Operating Expense; any exterior signage that is used solely by Tenant, if any such signage exists, shall be deemed to be a part of the Tenant's improvements for which Tenant is solely responsible as provided in Sections 12.2 through 12.4. Any other permitted signs shall be installed and maintained by Landlord at Tenant's sole expense. Notwithstanding the foregoing, so long as no Event of Default has occurred and is then continuing, and Tenant has not assigned the Lease nor sublet more than twenty-five percent (25%) of the total number of gross rentable square feet contained in the original Premises, Tenant shall have the non-exclusive right, at Tenant's expense, to affix to and retain, on the front portion of the Building, on the top level of pre-cast, a single sign bearing Tenant's then current corporate logo. It is the intent of Landlord and Tenant that the sign be sufficiently large and prominently placed so as to make Tenant's occupancy of the Building reasonably visible and identifiable to vehicular and pedestrian traffic, while still permitting the possibility of Landlord's later affixing or permitting a similarly sized sign for a second floor tenant. The size, color, material, location and placement of the sign must be reasonably acceptable to Landlord. Tenant's rights under this
            Section 14.3 shall not be assignable by Tenant, except to wholly owned subsidiary. Tenant shall procure all necessary signage permits at Tenant's sole expense and Tenant shall pay for the sign without the use if any allowance from Landlord. Tenant shall, at Tenant's expense, remove the sign at the expiration or earlier termination of Tenant's rights under the Lease or this Exhibit and Tenant shall repair, at Tenant's expense, any damage caused to the Building by such removal.

                                   ARTICLE 15
                         TENANT'S EQUIPMENT AND PROPERTY

       15.1 Moving Tenant's Property. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Landlord, at the expense of Tenant. Tenant shall promptly remove from the Common Area any of Tenant's furniture, equipment or other property there deposited.

       15.2 Installing and Operating Tenant's Equipment. Without first obtaining the written consent of Landlord, which shall not unreasonably be withheld or delayed, Tenant shall not install or operate in the Premises (i) any electrically operated equipment or other machinery, other than standard office equipment that does not require wiring, cooling, or other service in excess of Building Standards, (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Building, or (iii) any equipment which causes the floor load to exceed at any place the load limits set by Landlord for the Building. Landlord's consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any excess consumption of utilities and any additional power, wiring, cooling or other service (as determined in the sole discretion of Landlord) that may result from such equipment. Machines and equipment which cause noise, interfering electrical or electronic transmissions or vibrations that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Building tenant shall, if approved by Landlord, be installed and maintained by Tenant, at its expense, with shielding, on vibration eliminators, or in with such other devices that are sufficient in Landlord's discretion to eliminate such noise, transmissions and/or vibration.

                                   ARTICLE 16
                                 RIGHT OF ENTRY

            Tenant shall permit Landlord or its Agents and contractors, at any reasonable times and with reasonable oral or written notice (except that the time and notice requirements may be waived in the event of an emergency), to enter the Premises, without charge therefore to Landlord and without diminution of Rent, (i) to examine, inspect and protect the Premise and the Building, (ii) to make such alterations and repairs or perform such maintenance which in the sole judgment of Landlord may be deemed necessary or desirable, (iii) to exhibit the same to prospective tenants during the last Lease Year of the Term and to erect on the Premises a suitable sign indicating the Premises are available. Landlord shall use reasonable efforts to minimize any disruption to Tenant's use of the Premises in exercising its rights hereunder.

                                   ARTICLE 17
                                    INSURANCE

        17.1 Insurance Rating. Tenant shall not conduct or permit any activity, or place any equipment or material, in or about the Premises, the Building or the Common Area which will increase the rate of fire or other insurance on the Building or insurance benefiting any other tenant of the Building; and if any increase in the rate of insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to any activity, equipment or material of Tenant in or about the Premises, the Building or the Common Area, such statement shall be conclusive evidence that the increase in such rate is due to the same and, as a result thereof, Tenant shall pay such increase to Landlord upon demand.

        17.2 Liability Insurance. (a) Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect throughout the Term a policy of Commercial General Liability Insurance (ISO form or equivalent) naming Landlord, the Mortgagees (if any) and any property management agent as additional insureds ("Additional Insureds"), protecting Landlord, Tenant and, if applicable, the Additional Insureds against liability for bodily injury, death and property damage occurring upon or in the Leased Premises, with such policy to afford protection to the limit of not less than $2,000,000 with respect to the bodily injury or death or damage to property arising from any on occurrence and $2,000,000 from the aggregate of all occurrences within each policy year, which policy(s) also shall contain deductible amounts, if any, acceptable to Landlord in its reasonable discretion. If such policy also covers locations other than the Leased Premises, the policy shall include a provision to the effect that the aggregate limit of $2,000,000 shall apply separately at the Leased Premises and that the insurer will provide notice to Landlord if the aggregate is reduced either by payment of claims or the establishment of reserves for claims if the payments or reserves exceed $250,000. If the aggregate limit of $2,000,000 is reduced by the payment of a claim or the establishment of a reserve, Tenant agrees to take immediate steps to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy which complies with this subsection.

            (b) Landlord, at Landlord's sole cost and expense, shall maintain during the Term, fire, extended coverage, malicious mischief and vandalism insurance on the Building in an amount of not less than the full replacement value of the Building, including improvements therein, and will maintain commercial general or umbrella liability insurance in an amount of not less then $5,000,000 combined single limit for bodily injury, property damage and personal liability. Tenant shall have no direct or third party interest in such insurance.

       17.3 Insurance for Personal Property. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a property insurance policy (written on an "All Risk" basis) insuring all of Tenant's personal property, including but not limited to equipment, furniture, fixtures, furnishings and leasehold improvement which are the responsibility of Tenant for not less than the full replacement cost of said property. All proceeds of such insurance shall be used to repair or replace Tenant's property.

       17.4 Contractual Liability Insurance. Tenant agrees to keep and maintain as part of the coverage of its policy(ies) of liability insurance contractual liability coverage or a contractual liability endorsement covering Tenant's liability to Landlord for bodily injury or damage to property of others, in the same limits required by subsection 17.2

       17.5 Requirements of Insurance Coverage. All such insurance required to be carried by Tenant herein shall be with an insurance company licensed to do business in the Commonwealth of Virginia and approved by Landlord in its reasonable discretion. Such insurance (i) shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; (ii) shall name Landlord, Landlord's property management agent, Tenant and at Landlord's request, any Mortgagee(s), as the insured parties; and (iii) shall provide that the policy shall not be canceled, failed to be renewed or materially amended without at least thirty
            (30) days' prior written notice to Landlord and, at Landlord's request, any Mortgagee(s). On or before the Commencement Date and, thereafter, not less than thirty (30) days before the expiration date of each insurance policy, an original of the policy (including any renewal or replacement policy) or a certified copy thereof, together with evidence satisfactory to Landlord of the payment of all premiums for such policy, shall be delivered to Landlord and, at Landlord's request, to any Mortgagee(s).

       17.6 Prohibition Against Concurrent Insurance. All property insurance shall be written as primary insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with any property damage insurance carried by Landlord for the Building unless Landlord is included therein as an insured.

       17.7 Waiver of Subrogation. Landlord and Tenant shall each include in each of its property damage insurance policies, including Landlord's policies of rent insurance and Tenant's policies of business interruption insurance, if any, a waiver of the insurer's right of subrogation against the other party and the officers, directors, members, managers, agents and employees of, and the partners in, the other party (and, in the case of Tenant's policies, against the Additional Insureds and their respective officers, directors, agents, employees and partners), or, if such waiver at any time becomes unobtainable (i) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the loss the right of recovery against any party responsible for an insured casualty, or (ii) any other form of permission for the release of such responsible party, provided such waiver, agreement or permission is obtainable under normal commercial insurance practice at the time, with or without additional charge. Landlord and Tenant hereby acknowledge and agree that such waiver is obtainable under normal commercial insurance practice on the date of this Lease at no additional charge.

       17.8 Security. In the event that Landlord engages the services of a professional security system for the Building, it is understood that such engagement shall in now way increase Landlord's liability for occurrences and/or consequences which such a system is designed to detect or avert and that Tenant shall look solely to its insurer as set forth above for claims for damages or injury to any person or property.

                                   ARTICLE 18
                         LANDLORD SERVICES AND UTILITIES

       18.1 Ordinary Services to the Premises. As long as no Event of Default has occurred, and is continuing, and except during or as a result of emergencies, Landlord shall furnish to the Premises throughout the Term (i) electricity, heating and air conditioning that is commercially reasonably appropriate for the Permitted Use between 7:00 a.m. and 8:00 p.m., Monday through Friday and between 7:00 a.m. and 12:00 p.m. on Saturday, except for legal holidays observed by the federal government, (ii) reasonable janitorial service, Monday through Friday, (iii) regular trash removal from the Premises, (iv) hot and cold water from points of supply, (v) the number of restrooms as required by applicable zoning codes (provided, however, that any change in restrooms subsequent to the Lease Date shall be the sole responsibility of Tenant) , and (vi) elevator service, if there is an elevator in the Building, provided that Landlord shall have the right to remove such elevators from service as may be required for moving, freight or for servicing or maintaining the elevators or the Building. The cost of all services provided by Landlord hereunder shall be included within Operating Expenses, unless charged directly (and not as a part of Operating Expenses) to Tenant or another tenant of the Building. Landlord agrees to furnish landscaping and grounds maintenance and snow clearing for the Common Area needed for access to the Building. The foregoing services shall be furnished by Landlord and reimbursed by Tenant as part of Operating Expenses; provided, however that Landlord shall be under no responsibility or liability for failure or interruption in such services caused by breakage, accident, strikes, repairs or for any other cause or causes beyond the reasonable control of Landlord, nor in any event for any indirect or consequential, incidental or special damages; and failure or omission on the part of Landlord to furnish such service shall not be construed as an eviction of Tenant, nor work an abatement of Rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of the covenants under this Lease.

       18.2 After-Hours Services to the Premises. Subject only to the need for repair and maintenance as determined in the Landlord's sole discretion, Landlord shall attempt in good faith to make heating, ventilation, and air conditioning services available to Tenant twenty-four (24) hours a day, seven (7) days a week, if and as requested by Tenant with advance notice that Landlord deems to be reasonable, and, if outside the operating periods set forth in
            Section 18.1, at Tenant's sole cost and expense. If Tenant requires or requests that the services to be furnished by Landlord (except Building Standard electricity and elevator service) be provided during periods in addition to the periods set forth in Section 18.1, then Tenant shall obtain Landlord's consent thereto and, if such consent is granted, shall pay upon demand Landlord's additional charge for after-hours service which shall include the cost of utility, service, labor costs, administrative costs and a cost for depreciation of the equipment used to provide such after-hours service. The cost for after-hours services is subject to change from time to time based upon Landlord's fluctuating costs, but shall be set by Landlord in its sole discretion and currently is $45 per hour.

       18.3 Landlord's Right to Meter Tenant's Electrical Usage. Tenant agrees that its use of electricity in the Premises shall not exceed the capacity of existing wires, circuits, risers conduits and other electrical equipment, or any limits from time to tome established under applicable governmental regulations. Landlord may review Tenant's electricity consumption from time to time during the Term. If, at any time or from time to time, in Landlord's reasonable judgment, Landlord believes that Tenant's consumption of electricity at the Premises exceeds by more than eight percent (8%) (determined over at least a sixty (60) day period and on a per square foot basis) the average electricity consumption for other tenants in the Building, Landlord shall have the right to install, at Tenant's expense, a separate meter for the premises. Landlord will then read the meter and bill Tenant directly each month for such excess electricity consumption, if any. Tenant shall pay Landlord for such excess electricity consumption as Additional Rent within ten (10) business days after Landlord provides the bill to Tenant.

                                   ARTICLE 19
                              LIABILITY OF LANDLORD

       19.1 No Liability. Landlord and its Agents shall not be liable to Tenant or its Agents for, and Tenant, for itself and its Agents, does hereby release Landlord and its Agents from liability for, any damage, compensation or claim arising from (i) the necessity or repairing or failure to repair any portion of the Premises or the Building or the Common Area or any structural defects thereto (but no waiver or release is provided hereby for any obligations of Landlord under this Lease to make repairs, except as to consequential, incidental and special damages that may relate in any way thereto), (ii) any interruption in the use of the Premises or the Common Area for any reason including any interruption or suspension of utility service, except as otherwise expressly set forth in this Lease, (iii) fire or other casualty or personal or property injury, damage or loss, (iv) the termination of this Lease in accordance with the terms and provisions hereof, (v) robbery, assault or theft, or, (vi) any leakage in the premises or the Building from water, rain, snow or other cause whatsoever; provided, however, that such releases shall not apply in the event that both
            (1) Landlord or its Agents are found by a court of competent jurisdiction to have proximately caused the losses otherwise released hereby through their gross negligence or willful misconduct, and (2) neither Tenant, any assignee or sublease of Tenant (in whole or in part), any Agent nor any invitee or guest of Tenant (or its assignees or sublesees) are found by a court of competent jurisdiction to have been comparatively (if applicable) or contributorily negligent or to have assumed the risk of such damage or loss, but provided further, that this Section 19.1 shall not be deemed to provide a basis for recovery for any action or omission that does not constitute a material breach of this Lease. No such occurrence shall give rise to diminution or abatement of Rent or constructive eviction. Any goods, automobiles, property or personal effects stored or placed by Tenant or its Agents in or about the Premises, the Building, the Land or the Common Area shall be at the sole risk of Tenant, and Landlord and its Agents shall not in any manner be held responsible therefore. Except to the extent expressly prohibited by law, Tenant hereby waives any claim it might have against Landlord or its Agents for any consequential, incidental or special damages sustained by Tenant arising out of the loss or damage to any person or property of Tenant.

       19.2 Indemnity. Tenant shall indemnify and hold Landlord and its Agents harmless from and against any and all damage, claim, liability, cost or expense (including, without limitation, attorneys' and other professionals' fees) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) incurred by or claimed against Landlord or it's Agents, directly or indirectly, as a result of, arising from or in connection with Tenant's or its Agents use and occupancy of the Premises, the Building or the Common Area, provided, however, that such indemnification and hold harmless shall not apply in the event that Landlord or its Agents proximately caused the losses otherwise released hereby through gross negligence or willful misconduct. In the event of this Section 19.3 but Landlord would not be released from liability under the terms of Section 19.1, then Tenant shall not be required to indemnify Landlord and hold it harmless for such event.

       19.3 No Personal Liability; Sale. Neither Landlord nor its agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. In the event of a judgment in favor of Tenant which remains unpaid, Tenant's rights of redress, execution and levy shall be limited to the equity of Landlord, in the Building and Land as described in Article1 hereof. In the event that the original landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner. Any successor to Landlord's interest shall not be bound by (i) any payment of Basic Rent or Additional Rent for more than one (1) month in advance, except for the payment of the first installment of First Year Basic Rent or (ii) as to any Mortgagee or any purchaser at foreclosure, any amendment or modification of this Lease made without notice to the Mortgagee.

                                   ARTICLE 20
                              RULES AND REGULATIONS

            Tenant and its Agents shall at all times abide and observe the Rules and Regulations and any amendments thereto that may be promulgated from time to time by Landlord for the operation and maintenance of the Building, the Land and the Common Area and Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observes by Tenant. Nothing contained in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Building. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Building lease. If there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern. Landlord reserves the right to amend and modify the Rules and Regulations as it deems necessary.

                                   ARTICLE 21
                              DAMAGE; CONDEMANTION

       21.1 Damage to the Premises. If the Premises shall be damages by fire or other cause without the fault or negligence of Tenant or its Agents, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee) so long as Landlord maintains the insurance policies required to be maintained by Landlord under this Lease. Notwithstanding the foregoing, if the Premises or the Building are damaged by fire or other cause to such an extent that, in Landlord's sole judgment, the damage cannot be substantially repaired within one hundred twenty (120) days after the date of such damage, or if 50% or more of the Premises are damages during the last two (2) Lease Years, then Landlord or Tenant within thirty (30) days from the date of such damage may terminate this Lease by notice to the other. If either Landlord or Tenant terminates this Lease, the Rent shall be apportioned and paid to the date of such termination. If neither Landlord nor Tenant so elects to terminate this Lease but the damage required to be repaired by Landlord is not repaired within one hundred twenty 120) days from the date of such damage (such one hundred twenty (120) day period to be extended by the period of any delay outside the direct control of Landlord plus a reasonable period for a satisfactory settlement with any insurance company involved)., Tenant, within thirty (30) days from the expiration of such one hundred twenty (120) day period (as the same may be extended), may terminate this Lease by notice to Landlord. During the period that Tenant is deprived of the use of the damaged portion of the Premises, and provided such damage is not the consequence of the fault or negligence of the Tenant or its

            Agents, Basic Rent and Tenant's Proportionate Share shall be reduced by the ratio that the rentable square footage of the Premises damaged bears to the total rentable square footage of the Premises before such damage. All injury as damage to the premises or the Building resulting from the fault or negligence of Tenant or its Agents shall be repaired by Tenant, at Tenant's expense, and Rent shall not abate. If Tenant shall fail to do so or if Landlord shall so elect, Landlord shall have the right to make such repairs, and any expense so incurred by Landlord, together with interest thereon at the Interest Rate, shall be paid by Tenant upon demand. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace or repair any nonstandard tenant improvements, tenant extras or Alterations or any personal property of Tenant.

       21.2 Landlord Released from Liability. Tenant, to the extent that insurance required to be carried by Tenant under Article 17 is available, and whether or not such insurance is in force and collectible, hereby waives (and agrees to cause all other occupants of the Premises to execute and deliver to Landlord instruments waiving) any right of recovery against Landlord, the Additional Insureds and any of their respective officers, directors, agents, employees, partners, contractors or invitees, for any loss or damage to Alterations or Tenant's Personal Property caused by fire or other insured perils of the type that, or if no such applicable insurance is then in effect or enforceable, would have been, insured against by the policy of insurance required by Article 17.

       21.3 Condemnation. If the whole or a Substantial Part of the Premises shall be taken or condemned, or made unusable for the Permitted Use, by any governmental or quasi-public use or purpose (including, without limitation, sale under threat of such taking), then the Term shall cease and terminate as of the sate when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less then a Substantial Part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Basic Rent and Tenant's Proportionate Share shall be reduced by the ratio that the portion so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, ad Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of tenant's property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.

                                   ARTICLE 22
                                     DEFAULT


       22.1 Events of Default. Each of the following shall constitute an Event of Default: (i) Tenant fails to pay Rent within ten (10) days after notice from Landlord; provided that no such notice shall be required if at least two such notices shall have been given during the same Lease Year; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within thirty (30) days after notice from

            Landlord, (iii) Tenant abandons the Premises; (iv) Tenant or any Guarantor makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises for all or substantially all of Tenant's or Guarantor's asset is appointed, or (v) Tenant or Guarantor files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is file against Tenant or Guarantor and is not discharged by tenant or Guarantor within ninety (90) days.

       22.2 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord, at its option without further notice or demand to Tenant, may in addition to all other rights and remedies provided in this Lease, at law or in equity, proceed pursuant to any or all of the following:

        (i) Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, reasonable legal fees and brokerage commissions). If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of rent and performance of all other terms and conditions of this lease to the date of termination.
       (ii) Terminates Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord in Landlord's sole discretion. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises; tenant shall remain obligated to pay rent to Landlord as provided in this lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all Landlord's expenses of reletting (including, without limitation, reasonable rental concessions to new tenants, repairs, alterations, reasonable legal fees and brokerage commissions) to satisfy the payment of rent due under this lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit or recovery of any sums due Landlord under this Section from time to time and that such a suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord.
      (iii) Terminate this Lease and Tenant's right of possession of the Premises, and recover from Tenant the net present value of the Rent due from date of termination until the Expiration date, discounted at the lesser of the interest rate as of the date of termination or seven percent (7%) per annum.
       (iv) Re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary. Landlord shall have no liability by reason of any such re-entry, repossession or removal.
        (v) Recover from tenant, to the extent permitted under the laws of the Commonwealth of Virginia, the value and/or cost of all concessions to Tenant under this Lease.

       22.3 Rights Upon Possession. If Landlord takes possession pursuant to this Article, with or without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's Alterations, signs, personal property, equipment and other evidences of tenancy and store them at tenant's risk and expense or dispose of them as Landlord may see fir, and take and hold possession of the Premises; provided; however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant or any Guarantor, in whole or in part, from the obligation under this Lease or any guaranty thereof.

       22.4 No Waiver. If Landlord shall institute proceedings against tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any hereunder. No waiver by Landlord of any branch shall operate as a waiver of such covenant, condition or agreement, or operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of rent by tenant or acceptance of rent by Landlord shall operate as a waiver of any breach or default by tenant under this Lease. No payment by tenant or receipt by Landlord of a lesser amount than the monthly installment of rent herein stipulated shall be deemed to be other than a payment on account of the earliest accompanying a check for the payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

       22.5 Right of Landlord to Cure Tenant's Default. If any Event of Default shall occur, then after giving written notice to Tenant, Landlord may (but shall not be obligated to make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof, together with interest thereon at the Interest Rate, to Tenant; provided however that no such notice shall be required if notice already was given by or on behalf of Landlord under another section or subsection of this Lease. Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any such payment made by Landlord on Tenant's behalf shall bear interest until paid at the Interest Rate.

       22.6 Late Payment; Interest. Tenant shall pay Landlord a late charge of the greater of $100 or five percent (5%) of the amount of overdue rent for each rent payment that is not made within five (5) days after it's due under terms of this Lease. In addition, all such late rent payments shall bear interest, at the Interest Rate; from the date such rent became due and payable to the date of payment thereof by Tenant. Such late charge and interest shall be due and overdue Rent, in whole or in part, shall not constitute a waiver of this paragraph or of any other provision of this lease.

       22.7 Landlord Default. If Landlord shall fail to keep or perform any of its covenants under this Lease, then Tenant may (but shall not be obligated to do so), in addition to any other remedies available or provided by law, upon the continuance of such failure on Landlord's part for thirty (30) days after notice from Tenant specifying the failure (or, in the case of any such failure which cannot with due diligence be cured within thirty (30) days, within such additional period, if any, as may be reasonably required by Landlord to cure such failure with due diligence), and without waiving or releasing Landlord from any obligation, make such payment or perform such obligation. In the event of such payment or performance by Tenant, all sums so paid by Tenant and all necessary and related costs and expenses, including reasonable attorney's fees paid to independent legal counsel, incurred by Tenant in making such payment of performing such obligation, shall be paid by Landlord to Tenant within thirty (30) days after Tenant's written demand, and if not so paid by Landlord, Tenant shall have the right to pursue any legal remedies available to it to collect payment, subject to the limitations elsewhere provided in this Lease, but shall not be entitled to offset such payment against rent thereafter payable under this Lease. No inaction by Tenant in the event of any failure of Landlord to keep or perform any of its covenants or conditions under this Lease shall operate as a waiver by Tenant of any breach or default of any terms of this Lease, then notwithstanding the rights of tenant specified herein or otherwise provided or permitted at law or in equity, tenant shall have no right to limited to pursuing its claims for damages as provided above.

                                   ARTICLE 23
                                    MORTGAGES

       23.1 Subordination; Nondisturbance. This Lease is and shall be and remain, as applicable, subject and subordinate to all ground or underlying leases and to any Mortgage(s) which may now or hereafter affect such leases or the Land and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination shall be self-operative; however, in confirmation thereof, tenant shall execute and deliver to Landlord within fifteen
            (15) days after Landlord's request any instrument that does not contradict the terms of this Lease that Landlord or any Mortgage may request confirming such subordination. If tenant fails to timely execute and deliver any such instrument within said time period, then tenant shall pay to Landlord as additional rent, within five
            (5) days after demand therefore, (i) the sum of $100 for each day beyond the tenth day after request for such instrument until the instrument is duly executed by tenant and delivered to Landlord, and
            (ii) all amounts actually and reasonably incurred by Landlord in connection with such delay, including, without limitation, attorney's fees. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, or any deed in lieu thereof, the Mortgage shall have the right to subordinate the Mortgage to this Lease, and, in the event of a foreclosure, or any deed in lieu thereof, this Lease may continue in full force and effect and tenant shall attorn to and recognize as its Landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or purchaser at foreclosure, or any deed in lieu thereof, execute, acknowledge and deliver any installment that does not contradict the terms of this Lease that has for its purposes and effect the subordination of the lien of any Mortgagee to this Lease or Tenant's attornment to such Purchaser; provided however, that said Mortgagee or purchaser recognizes this Lease and tenant's rights, so long as it is not in default hereunder, to possess the Premises, agrees to perform and assume the obligations and liabilities of the Landlord hereunder and provides to tenant an acceptable nondisturbance agreement as set forth herein. Notwithstanding the above provisions: (a) the applicable Mortgagee or successor-in-interest to Landlord shall execute and deliver to tenant, as promptly as commercially reasonable after tenant's request, an executed non-disturbance agreement in a recordable form acceptable to Mortgagee, agreeing that such Mortgagee, purchaser in a foreclosure (or by deed in lieu thereof) or other successor-in-interest shall recognize tenant's (and its permitted designees', assignees', and sublesees') rights under this Lease; and
            (b) in addition, as promptly as commercially possible following tenant's request, Landlord shall use disturbance agreement recognizing Tenant's (and its designees', assignees', and sublesees') rights under this Lease from each Mortgagee now or at any time hereafter encumbering the Building.

       23.2 Mortgagee Protection. Tenant agrees, if requested by Landlord or any Mortgagee, to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice tenant has been notified in writing of the address of such mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within time provided for in this Lease, then Mortgagee shall have an additional thirty (30) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such Mortgagee shall have additional time as may be necessary to cure such default so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or rent abated while such remedies are being so diligently pursued. In the event of the sale of the Land or Building, by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.

       23.3 Modification Due to Financing. If, in connection with obtaining construction or permanent financing for the Premises, the Building or the Land, any lender (or mortgagee) shall request reasonable modifications of this Lease as a condition to such financing. Tenant shall promptly execute a modification of this Lease, provided such modifications do not materially increase the financial obligations of Tenant hereunder or materially adversely affect the tenant and any Guarantor shall each, prior to execution and throughout the term, upon request from time to time, provide such financial information about itself to Landlord or Mortgagee as reasonably may be requested.

                                   ARTICLE 24
                             SURRENDOR; HOLDING OVER

       24.1 Surrender of the Premises. Tenant shall peaceably surrender the Premises to Landlord on the expiration Date earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any tenant's personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by tenant or it's agents. Any of tenant's personal property left on or in the Premises, the Building, the Land or the Common area after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease.

       24.2 Holding Over. In the event that tenant shall not immediately surrender the Premises to Landlord on the Expiration date or earlier termination of this Lease, tenant shall be deemed to be a month to month tenant upon all of the terms and provisions of this Lease, except the monthly Basic rent shall be 150% of the monthly Basic rent in effect during the last month of the Term. Notwithstanding the foregoing, if tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the process, or by any legal process Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession.


                                   ARTICLE 25
                                 QUIET ENJOYMENT

            Landlord covenants that if tenant shall pay rent and perform all of the terms and conditions of this Lease to be performed by tenant, tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease and any Mortgagee to which this Lease is subordinate and Legal requirements.

                                   ARTICLE 26
                TENANT'S COVENANTS REGARDING HAZARDOUS MATERIALS

       26.1 Definition. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "infectious wastes," "hazardous materials" or "toxic substance" now or subsequently regulated under any federal, state, or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to adverse effects on the environmental or the health and safety of persons.

       26.2 General Prohibition. Tenant has reviewed the Phase 1 environmental assessment on the Land and Building, and acknowledgement that it contains no indication of the existence of any matters of environmental concern. Tenant shall not cause or permit any unlawful amount of Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, the Building or the Land by Tenant or its agents, sublessees or assignees, with sole exception that small quantities of customary office supplies that otherwise would be prohibited by this sentence may be brought to, stored and used in, the Premises, for their normal intended purposes. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom) costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses shall not cause or, to the extent it is reasonably within Landlord's knowledge and control, permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises, the Building or the Land by Landlord or its Agents (specifically excluding Landlord's tenants or their sublessees or assigns), with the sole exception that small quantities of customary office supplies that otherwise would be prohibited by this sentence may be brought to, stored and used in, the Premises, the building or the Land for their normal intended purposes.

       26.3 Notice. In the event that Hazardous Materials are discovered upon, in, or under the Premises, the Building or the Land, and the governmental agency or entity having jurisdiction over the Premises, the Building or the Land requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out or related to the use or occupancy of the Premises by the Tenant or its agents, affiliates, sublessees or assignees but not those of its predecessors. Notwithstanding the forgoing, tenant shall not take any remedial action in or about the premises, the Building or the Land, without first notifying Landlord of tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the building, the Land or any portion thereof, (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, contemplated or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, the Building or the Land relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials in, on, under or about or removed from the Premises, the Building or the Land, including any complaints, noticed, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building, the Land or tenant's use or occupancy thereof.

       26.4 Survival. The respective rights and obligations of Landlord and tenant under this Article 26 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 27
                                  MISCELLANEOUS

       27.1 No Representations by Landlord. Tenant acknowledges that neither Landlord nor its agents nor any broker has made any representation or promise with respect to the Premises, the Building, the Land or the common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by tenant except as herein expressly set forth. Tenant, by taking possessions of the Premises shall accept the Premises and the Building "AS IS," and such taking of possessions shall be conclusive evidence that the Premises and the Building are in good and satisfactory conditions at the of such taking possessions.

       27.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture or between Landlord and tenant, or to create any other relationship between Landlord and tenant other than that of landlord and tenant.

       27.3 Brokers. Landlord recognizes Jefferson Commercial Real Estate as the sole broker procuring this Lease and shall pay Broker a commission therefor pursuant to separate agreements between Broker and Landlord. All commissions owed to the Broker are to be paid by the Landlord. Landlord and Tenant each represent and warrant to the other that it has not employed any broker, agent or finder other than Broker relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, including without limitation reasonable attorneys' fees, experts' costs and court costs, from and against any claim for brokerage or other commission arising from or out of any breach of the representation and warranty of such party.

       27.4 Estoppel Certificates. Tenant shall, without charge, at any time and from time to time, within fifteen (15) days after request thereof by Landlord, Mortgagee, any purchaser of the Land or Building or any other interested person, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect as modified and setting forth such modifications; (ii) that the term has commenced (and setting forth the Commencement date and Expiration Date); (iii) that Tenant is presently occupying the Premises; (iv) the amounts of basic rent and additional rent currently due and payable by Tenant; (v) that any alterations required by the Lease to have been made by Landlord have been made to satisfaction of Tenant; (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Basic rent or Additional rent (or, if alleged, specifying the same in detail);
            (vii) that no Basic rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date;
            (viii) that Tenant has no knowledge of any then uncured default Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that tenant is not in default; (x) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not specifying the correct address); and (xi) any other substance attached hereto as Exhibit D or, at Landlord's sole option, such other form and substance as may be requested or required by a Mortgagee or prospective purchaser or investor. The failure of Tenant to execute, acknowledge and deliver such a certificate in accordance with this
            Section 27.4 within the above-mentioned ten (10) days shall constitute an acknowledgement by Tenant, which may be relied on by any person who would be entitled to rely upon any such certificate, that such certificate as submitted by Landlord to tenant is true and correct; provided, however, that Landlord shall have no obligation to accept such deemed acknowledgement as its sole remedy for tenant's breach in failing to provide an estoppel certificate as required herein. In ten (10) days after request by Landlord, tenant shall deliver to Landlord audited financial statements of Tenant for its most recently ended fiscal year and interim unaudited financial statements for its most recently ended quarter.

       27.5 WAIVER OF JURY TRIAL. TENANT AND LANDLORD EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD AGAINST TENANT, OR BY TENANT AGAINST LANDLORD, WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR INA NY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER OR TENANT'S USE OR OCCUPANCY OF THE PREMISES. IN THE EVENT LANDLORD COMMENCES ANY PROCEEDINGS FOR NONPAYMENT OF RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIMS. THIS SHALL NOT,

            HOWEVER, BE CONSTRUED AS A WAIVER OF EITHER PARTY'S RIGHT TO ASSERT ANY PERMITTED CLAIMS IN ANY SEPERATE ACTION BROUGHT BY THE OTHER PARTY.

       27.6 Notices. All notices, requests or other communications required or permitted hereunder shall be in writing, unless otherwise specified in this Lease, and shall be given (i) by personal delivery, (ii) by next day service of an express courier, or (iii) by certified or registered mail, return receipt requested, postage prepaid; in each such event such communications shall be addressed and sent, if to Landlord to Landlord's Address specified in Section 1.14 or if to Tenant to Tenant's Address specified in Section 1.15. Each such communication shall be deemed to have been given as follows: as to personally delivered items, on the date of personal delivery; as certified or registered mail, on the third (3rd) business day after such mailing. Landlord and Tenant may from time to time by written notice to the other designate a different address for receipt of future notices.

       27.7 Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent by invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

       27.8 Gender and Number. All terms and works used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

       27.9 Benefit and Burden. Subject to the provisions of Article 11 and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder.

      27.10 Entire Agreement. This Lease (which includes the Exhibits attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by agreement in writing duly signed by Landlord and Tenant.

      27.11 Authority.

                (i) If tenant signs as a corporation or limited entity, the person executing this Lease on behalf of Tenant hereby personally represents and warrants that Tenant is duly formed and validly existing as such a corporation or entity, in good standing, qualified to do business in the Commonwealth of Virginia, that the corporation or limited liability entity has full power and authority to enter into the Lease and that the person signing is authorized to execute this Lease on behalf of the corporation or limited liability.
               (ii) If tenant signs as a partnership, the person executing this
                    Lease on behalf of tenant hereby personally represents and warrants that Tenant is duly formed, validly existing partnership qualified to do business in the Commonwealth of Virginia, that the partnership has full power and authority to enter into this Lease, and that the person signing is authorized to execute this Lease on behalf of the partnership.
              (iii) The person executing this Lease on behalf of Landlord hereby represents and warrants that Landlord is duly formed, validly existing limited liability company, qualified to do business in the Commonwealth of Virginia, that the company has full power and authority to enter into this Lease, and that he or she is authorized to execute this Lease on behalf of the Landlord.

      27.12 Attorneys' Fees. If, as a result of any default of Landlord or Tenant in its performance of any of the provisions of this Lease, the other party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, the non-prevailing party shall reimburse the prevailing party upon demand for any and all reasonable attorneys' fees and expenses so incurred by the prevailing party.

      27.13 Interpretation. This Lease is governed by the laws of the Commonwealth of Virginia.

      27.14 Time of the Essence. Time is of the essence as to Tenant's obligations contained in this Lease.

      27.15 Force Majeure. Except for tenant's obligations to pay rent under this Lease, neither Landlord or Tenant shall be required to perform any of its obligations under this Lease, nor shall such party be liable for loss or damage for failure to do so, nor shall the other party thereby be released from any of its obligations under this Lease, where such failure by the non-performing arty arises from or through acts of god, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results or any warfare or warlike conditions in this or any foreign country, fire or casualty, legal requirements, energy shortage or other causes beyond the reasonable control of the non-performing party, unless such loss or damage results from the willful misconduct or gross negligence of the non-prevailing party.

      27.16 Headings. Captions and headings are for convenience of reference only.

      27.17 Memorandum of Lease. Tenant shall at the request of Landlord, execute and deliver a memorandum of lease in recordable form. Tenant shall not record such a memorandum of this Lease without Landlord's consent. In the event Tenant requests recordation of a memorandum of this Lease, Tenant shall be obligated to pay all recording costs, fees and taxes, if any, associated with such recordation. In the event Landlord elects to record a memorandum of this Lease, Landlord shall be obligated to pay all recoding costs, fees and taxes, if any, associated with such recordation.

      27.18 Landlord Decisions. Unless a specific contrary standard is otherwise expressly provided in this Lease, whenever any approval, consent or other decision (a "Decision") is required or permitted to be made by Landlord under this Lease, such Decision (i) shall not be unreasonably delayed, and (ii) shall be made by Landlord in its sole discretion.

      27.19 Landlord's Compensation for Tenant Delays. If tenant fails or refuses to execute and deliver instrument or certificate required to be delivered by tenant hereunder (including, without limitation, any instrument or certificate required under Article 23 or Section 27.4 hereof) within the time periods required herein, then Tenant shall pay to Landlord as Additional rent any and all amounts actually and reasonably incurred by Landlord in connection with such delay, including, without limitation, attorneys' fees, carrying costs, and penalties. Each payment of such Additional rent shall be paid within ten (10) days after each written notice given by Landlord to Tenant certifying Landlord's damages incurred as a result of such delay by tenant; each such notice may be supplemented from time to time as and if Landlord in it sole reasonable discretion determines that additional damages were or have been incurred. Tenant acknowledges that such notice(s) by Landlord shall be conclusive upon tenant, its successors, and assigns, absent actual fraud by Landlord.

      27.20 Effectiveness. The furnishing if the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its full execution by and delivery to each party hereto.

     IN WITNESS WHEREOF, Landlord and tenant have executed this Lease under seal as of the Lease Date.

                                           LANDLORD:
ATTEST/WITNESS:                            WJG, LLC,
                                           A Virginia limited liability company
                                           By:                   (SEAL)
                                              -------------------------

Name:                                      Name:
      -----------------------                   -----------------------
                                                A.J. Gazaleno
Date:                                      Date:
      -----------------------                   -----------------------
                                                09-11-2001




                                           TENANT
ATTEST/WITNESS:                            ACCESS NATIONAL MORTGAGE


                                           By:                   (SEAL)
                                              -------------------------
                                                Michael J. Rebibo

Name:                                      Name:
      -----------------------                   -----------------------
      Cynthia Jones                             Michael J. Rebibo, President

Date:                                      Date:
      -----------------------                   -----------------------
      09-10-2001                                09-10-2001

                                  EXHIBIT A-1
                             (Plan Showing Premises)

                                   EXHIBIT A-2
                        (Plan Showing Land and Building)

                                    EXHIBIT B

                                   EXHIBIT B-1
                             INSURANCE REQUIREMENTS


    The Tenant Contractor shall, throughout the duration of any contract or any work authorized under purchase order, at its expense, carry and from time to time renew Worker's Compensation Insurance, Public Liability Insurance in the amounts of $1,000,000 to $5,000,000 (dollar amount to be reasonably determined by Landlord depending upon the scope and nature of the work), single limit coverage both Bodily Injury and Property Damage, which policy(s) also shall contain deductible amounts, if any, acceptable to Landlord in its reasonable discretion. An insurance certificate in the customary form, naming tenant, Landlord and the Landlord's property management agent as additional insureds and evidencing that premiums therefore have been paid, shall be delivered to Landlord simultaneously with the execution of any contract and prior to performing any work authorized under a purchase order and within fifteen (15) days the renewal of such together with evidence satisfactory to Landlord of payment of the premium. All certificates must contain a provision that if such policies are canceled or changed during the periods of coverage as stated therein, in such a manner as to affect this certificate, written notice will be mailed to the Landlord by registered mail ten (10) days prior to such cancellation or change.

                                    EXHIBT C

                         to the Lease agreement between

                           WJG, LLC, as Landlord, and

                       Access National Mortgage as Tenant

                              Rules and Regulations

                                    EXHIBIT D
                              Estoppel Certificate


Re:  Suite_, 8233 Old Courthouse Road, Vienna, VA 22182 ("Premises")

The undersigned ("Tenant"), as tenant under a certain dated ______ , 200 ____ , ("Lease") made with _____________ , a , ("Landlord") for the Premises described above, hereby ratifies such Lease and certifies to you and your designees, successors and assigns, and to ____________ Bank ("Lender") as follows:

1. (a) Name of Landlord:___________
   (b) Name of Tenant:___________
   (c) Date of Lease:___________
   (d) Amendments or Modifications:___________
   (e) Commencement Date and Expiration Date of current
       Lease Term:___________
   (f) Rentable Area:___________
   (g) Remaining Renewal Options:___________
   (h) Annual Base Rent $_____ for period_____through__
   (i) Additional Rent currently payable:___________
   (j) Operating Expense and Real Estate Taxes: proportionate share (_____% over 20___________base year ($___________))
   (k) Remaining Expansion Rights:___________
   (l) Security Deposit:___________
   (m) Tenant pays for its electrical and janitorial services:
        Yes__  No__

2. The Tenant has not been amended or modified (either orally or in writing) except as specified in paragraph 1(d) and there are no other agreements between Landlord and Tenant. A copy of the Lease and all amendments and modifications thereof are attached as Exhibit A to this Certificate. The address for notices to Tenant is as set forth below.

3. Tenant is in full and complete possession of the premises described in the Lease (the "Premises), such possession having been delivered by the Landlord under the Lease and accepted any the tenant as complying with the terms of the Lease. Any alterations required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant.

4. All rent, charges or other payments due under the Lease have been paid through , 200 , and there has been no repayment of rent or other obligation more than one month in advance. No portion of the Premises is currently sublet or assigned.

    5. Neither party is in default under any of the terms, covenants and conditions of the Lease, nor has any event occurred, which with the passage of time or the giving of notice, or both would constitute a default by either party under the Lease.

    6. Tenant agrees that the Lease and the rights of Tenant thereunder shall be and remain in all respects and for all purposes subject, subordinate and junior in right and interest to the lien of the Deed of Trust (the "Deed of Trust") held to or be placed by Lender and to the right and interests of any holder of such Deed of Trust, whether of not the indebtness secured by such Deed of Trust is now or hereafter outstanding, as fully and with the same effect as if such Deed of Trust had been duly executed, acknowledged, delivered and recorded by the record owner of the property which is the subject of the Deed of trust and of which the Premises is a part (the "Property") so as to constitute a lien of record and the indebtedness secured by such Deed of Trust ha been fully disbursed prior to the execution and delivery of the Lease.

    7. Upon any foreclosure sale or conveyance in lieu thereof, or other suit or proceeding under or pursuant to the Deed of Trust or consequent upon any event of default thereunder, Tenant shall attorn to and recognize the purchaser of the Property as its landlord under the Lease as if such purchaser were the original landlord thereunder; provided, however, that such purchaser requests such attornment and recognition and that such purchaser shall in no way be liable or responsible for any alleged default by the Landlord pertaining to any period prior to the time that the purchaser acquires actual possession or control of the Property.


    Address of Tenant:                        [TENANT]


    -----------------
                                            By:
    -----------------                          ---------------------
                                                 Michael J. Rebibo

                                            Name:
                                                   -----------------
                                                   Michael J. Rebibo
                                            Title:
                                                    ----------------
                                                        President

                                    EXHIBIT E
                                Extension Option

Tenant shall have the right to extend the term of the Lease with respect to the Premises then subject to this Lease; upon and subject to the following terms and conditions:

1.Extension Term. Tenant may extend this Lease for one or, having exercised one, two extension terms of five (5) years (each an "Extension Term;" collectively the "Extension Term;" the original and any Extension Term(s) may be called a "Term") by delivering Tenant's written notice of such extension to Landlord no later than six (6) months prior to the expiration of the original Term or, as to the second Extension Term, the expiration of the prior Term upon exercise of any such extension option the "Expiration Date" of the term shall automatically become the last day of such Extension Term.

2.Condition to Exercise. Tenant's failure to exercise an extension option prior to the exercise deadline for notice described in the paragraph next above, for any reason whatsoever, shall conclusively be deemed a waiver of such option. Tenant's failure to exercise its right to the first extension option prior to the exercise deadline for notice described in the paragraph next above, for any reason whatsoever, shall conclusively be deemed a waiver of the first and subsequent options. Except as expressly set forth in this Exhibit to the contrary, if Tenant properly and timely exercises any extension option set forth above, Tenant may not thereafter revoke such exercise. Tenant's right to exercise any extension option is subject to the existence of the following conditions at the time of Tenant's exercise of its option to extend: (i) this Lease is in full force and effect; (ii) no Event of Default then exists under this Lease and no condition exists which with notice or the passage of time, or both, would constitute an Event of Default; and (iii) the tenant named herein shall not have assigned or sublet its rights to an aggregate of more than twenty five percent (25%) of the rentable area of the original Premises.

3. Conditions of Premises. Tenant shall take the Premises in "as is" condition for the Extension term, and Landlord shall have no obligation to make any improvements or alterations to the Premises.

4. Rent.
(a) Basic rent for the first year of each Extension Term shall be the Fair Market Value Rate (hereinafter defined) multiplied by the number of square feet of gross rentable area in the Premises as of the commencement date of the Extension Term. Basic rent during the second and subsequent yeas during the applicable Extension Term shall be increased as provided in Section 1.6 of the Lease. In no event, however, shall the initial Basic Rent for an Extension Term be less than the Basic Rent paid for the last year of the prior Term.

(b) For purposes hereof "Fair Market Value Rate: means the full service rte fair market rental rate per square foot of rentable area that would be agreed upon between a landlord and tenant entering into a new lease for comparable space as to location, size, configuration and elevator exposure in a building of comparable location, quality, age and t and reputation with a comparable build-out and a comparable term, assuming the following: (1) the landlord and tenant are typically motivated; (2) the landlord and tenant are informed and well advised and each is acting in what it considers its own best interest; (3) tenant improvement allowance, fee rent periods or any other special concessions (for example, design fees, moving allowances, commissions, etc.) will not be provided to Tenant except to the extent that such allowances or concessions are reflected in the fair market renal rates then being quoted in which event the Fair Market Value Rate shall be reduced by the economic equivalent of the allowances or concessions not offered to Tenant; (4) the Premises are fit for the Permitted Uses; and (5) in the event the Premises has been destroyed or damaged by the fire or other casualty; the Premises has been fully restored. Tenant shall also continue to pay Tenant's Proportionate Share of Operating Expenses and other charges under this Lease pursuant to the terms of the Lease unless the marketplace conditions at the time include such costs in the fair market rental rate, in which event the

Fair Market Value rate shall be reduced to reflect the fact that Tenant's Proportionate Share of Operating Expenses and other applicable charges under this Lease are not included.

(c) Within fifteen (15) days after Landlord receives notice from Tenant that Tenant is exercising an Extension Option, Landlord shall send written notice to Tenant specifying the Fair Market Value rate as determined by Landlord and, within fifteen (15) days after receipt of Landlord's notice, Tenant shall give Landlord written notice of Tenant's acceptance or challenge of Landlord's determination of the Fair Market Value Rate; provided, deemed not to have accepted Landlord's determination of the Fair Market Value Rate, and Landlord and Tenant shall endeavor to reach an agreement as to the Fair Market Value Rate within thirty (30) days after the latter of the aforementioned fifteen (15) day periods. Unless Landlord and Tenant agree in writing upon the Fair Market Value Rate, Landlord and Tenant shall not be deemed to have agreed upon the Fair Market Value Rate.

(d) If Landlord and Tenant are unable to agree upon the Fair Market Value Rate within the aforementioned time period, Landlord and Tenant shall each select an appraiser who shall each submit to the parties his or her determination of the Fair Market Value Rate. Landlord and Tenant shall notify the other party of the identity of the appraiser selected by the notifying party within ten (10) days after the expiration of the aforementioned thirty (30) day period. Each appraiser shall be a licensed real estate broker or an MAI-certified real estate appraiser having a minimum of ten (10) years' experience in the Tyson's Corner, Virginia office market. The appraisers shall be instructed to complete and submit their written appraisal reports to the other party within thirty (30) days after the expiration of the ten (10) day selection period. If the determination of the Fair Market Value Rate submitted by the Landlord's appraiser is less than the determination of the Fair Market Value Rate submitted by the Tenant's appraiser, the Fair Market Value Rate shall be the average of the two (2) determinations. If the determination of the Fair Market Value Rate submitted by the Landlord's appraiser is greater than the determination of the Fair Market Value Rate submitted by the Tenant's appraiser, the appraisers shall, within ten (10) days, appoint a third appraiser with the above mentioned qualifications who shall select either Landlord's appraisal or Tenant's appraisal, whichever the third appraiser finds more accurately reflects the Fair Market Value Rate. The third appraiser shall be instructed to make his or her selection of the more accurate appraisal and notify Landlord and Tenant of such selection within fifteen (15) days after such appraiser's appointment. The foregoing notwithstanding, if the lower of the first two (2) appraisal amounts is within five percent (5%) of the higher of the first two (2) appraisal amounts, then Fair Market Value Rate shall be the average of the such two (2) appraisal amounts and no third appraiser shall be used. Landlord and Tenant shall each bear the costs of their respective appraisers. The expenses of a third appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant.

(e) Any provision(s) of this Exhibit to the contrary notwithstanding, Landlord shall not be required to accept Basic Rent for any year during an Extension Term, as determined pursuant to Section 4(d) above, in an amount less than the Basic Rent paid for the last year of the original Term.

(f) Additional Rent shall continue to be due and payable as provided in the Lease.

5. No Abatement. Although rent abatement period(s) will be considered (if applicable) in determining the Fair Market Value Rate pursuant to Section 4(b) of this Exhibit, at no time during any Extension Term will Rent abate under this Lease.

6. Terms of Lease. Except as otherwise set forth in this Exhibit, Tenant's lease of the Premises for any Extension Term shall be upon the same terms and conditions as are applicable for the prior Term.